PROMISSORY NOTE

$300,000.00 March   , 2011

FOR VALUE RECEIVED, Circle Entertainment Inc., a Delaware corporation (the “Payor”), hereby unconditionally promises to pay to the order of        (the “Payee”), in lawful money of the United States of America in immediately available funds, the principal sum of Three Hundred Thousand Dollars ($300,000.00), together with interest thereon, compounded annually, from the date hereof through maturity at the rate of 6.00% per annum (calculated on the actual number of days elapsed and an assumed year of 360 days) (the “Stated Rate”). This principal amount, together with interest accrued thereon at the Stated Rate commencing on the date hereof, shall be due and payable in full upon demand.

This Promissory Note (“Note”) evidences Payee’s loan to Payor in the principal amount of this Note.

Payor shall use the principal amount of this Note for working capital requirements. So long as any amounts under this Note remain unpaid, Payor shall not incur any indebtedness for borrowed money without the prior written consent of Payee (which consent shall not be unreasonably withheld, delayed or conditioned). For the avoidance of doubt and ambiguity, the foregoing restriction on the incurrence of indebtedness for borrowed money shall not apply to indebtedness incurred by Payor in the ordinary course of business for goods and services from trade creditors.

The principal and accrued interest balance of this Note may be prepaid in whole or in part at any time without a premium or penalty of any kind.

If any Acceleration Event (as defined below) shall occur for any reason then and in any such event, in addition to all rights and remedies of the Payee under this Note, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Payee may, at its option, declare due any or all of the Payor’s obligations, liabilities and indebtedness owing to the Payee under this Note whereupon the then unpaid balance hereof shall immediately be due and payable, together with all expenses of collection hereof, including, but not limited to, attorneys’ fees and legal expenses (for this purpose, the Payor shall pay all trial and appellate attorneys’ fees, costs and expenses, paid or incurred by the Payee in connection with collection of this Note). If the foregoing unpaid balances, expenses and collection costs are not paid upon demand upon the occurrence of an Acceleration Event (collectively, the “Unpaid Amounts”), such Unpaid Amounts shall bear interest until paid in full at the Stated Rate plus 5.00% per annum or the maximum interest rate then permitted under applicable law (whichever is less) (the “Default Rate”). From and after maturity of this Note, the Unpaid Amounts shall bear interest until paid in full at the Default Rate. For purposes hereof, “Acceleration Event” means the first to occur of the following: (i) if any principal or accrued interest or other amount owing under this Note is not paid when due and such default continues unremedied for fifteen (15) days after written notice provided by Payee to Payor, (ii) Payor having made an assignment for the benefit of creditors, filed a petition in bankruptcy, applied to or petitioned any tribunal for the appointment of a custodian, receiver, intervener or trustee for Payor, or commenced any proceeding for any arrangement or readjustment of its debts, (iii) any such petition or application having been filed or proceeding having commenced against Payor and Payor not having interposed a defense thereto within the time permitted under applicable law, (iv) the sale or other disposition of all or substantially all of Payor’s assets, (v) the dissolution of Payor or (vi) the failure by Payor to perform any other covenant, agreement or condition contained in this Note and such default continues unremedied for thirty (30) days after written notice thereof is given to Payor by Payee; provided, however, in the event such default is curable but is not reasonably capable of cure within said 30-day period, Payor shall have such additional time as required to cure any such default so long as Payor is diligently undertaking the cure of such default.

The Payor (i) waives diligence, demand, presentment, protest and notice of any kind, except for any notice expressly required by the provisions of this Note, and (ii) agrees that it will not be necessary for the Payee to first institute suit in order to enforce payment of this Note.

The validity, interpretation and enforcement of this Note and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

The Payor irrevocably consents and submits to the exclusive jurisdiction of the state courts of the State of New York located in the County of New York and the United States District Court whose district covers such county, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note.

EACH OF PAYOR AND PAYEE HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE, AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

The Payor may not assign this Note and/or delegate any of its obligations hereunder without the written consent of the Payee. This Note is not secured by any collateral of any nature. Neither this Note nor all or any portion of the Payee’s rights and interests herein may be negotiated, assigned, pledged, hypothecated or otherwise transferred by Payee.

The Payor shall be solely responsible for any necessary tax or assessment relating to this Note; provided, however, that the Payor shall not be responsible for Payee’s tax obligations arising from receipt of funds set forth herein.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

The waiver by the Payee of the Payor’s prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default, and the failure by the Payee to exercise any right or remedy which it may possess hereunder or under applicable law shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

[Signature Page Follows]

IN WITNESS WHEREOF, the Payor has executed this Promissory Note the day and year first written above.

CIRCLE ENTERTAINMENT INC.

By:

Name:	Mitchell J. Nelson

Title:	Executive Vice President